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                                                                      EXHIBIT 11



                                 BACOU USA, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------
                                   (in thousands)
                                    (unaudited)




                                          Three Months Ended    Six Months Ended
                                               June 30,             June 30,
                                          ------------------   -----------------
                                           1998        1997     1998       1997
                                          -------    -------   -------   -------
                                                              (Restated)

Basic:
  Weighted average shares outstanding      17,599     17,312    17,596    17,312
                                          =======    =======    ======   =======

  Net income                              $ 6,099    $ 4,245   $ 8,835   $ 8,377
                                          =======    =======   -------   -------
  Per share amount                        $  0.35    $  0.24   $  0.50   $  0.48
                                          =======    =======   =======   =======

Diluted:

  Weighted average shares outstanding      17,599     17,312    17,596    17,312

  Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price             132          2        92         6
                                          -------    -------   -------   -------
 Total diluted shares                      17,731     17,314    17,688    17,318
                                          =======    =======   =======   =======
  Net income                              $ 6,099    $ 4,245   $ 8,835   $ 8,377
                                          =======    =======   =======   =======
  Per share amount                        $  0.35    $  0.24   $  0.50   $  0.48
                                          =======    =======   =======   =======
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